NONE OF THE SECURITIES TO WHICH PRIVATE PLACEMENT AGREEMENT (THE "AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

DEBT SETTLEMENT AND
PRIVATE PLACEMENT AGREEMENT

(Accredited Consultants Resident in the United States)

BETWEEN:

Sun Power Corporation (the "Company")
414 Viewcrest Road
Kelowna, British Columbia
Canada V1W 4J8

AND:

North Central Capital Corp. (the "Consultant")
4510 E. Thousand Oaks Blvd., Suite 100
Westlake Village, California 91362
USA

WHEREAS:

A. Pursuant to the terms of a verbal Consulting Agreement between the Company and the Consultant, the Consultant rendered certain consulting services to the Company;

B. As at December 21, 2001, the Consultant rendered an invoice to the Company in the amount of $25,000 (the "Outstanding Fees"), which the Company has agreed to pay through the issuance of 25,000 shares of its common stock (the "Shares"); and

C. The Consultant has agreed to accept the Shares as payment of the Outstanding Fees pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

1. Interpretation

1.1 In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2 Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2. Acknowledgement of Indebtedness

2.1 The Company and the Consultant acknowledge and agree that the Company is indebted to the Consultant in the amount of the Outstanding Fees.

3. Payment and Settlement of Indebtedness

As full and final payment of the Outstanding Fees, the Company will on the Closing Date (as defined herein) issue to the Consultant the Shares, as fully paid and non-assessable, and the Consultant will accept the Shares as full and final payment of the Outstanding Fees.

4. Release

The Consultant hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Fees will be fully satisfied and extinguished, and the Consultant will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Fees.

5. Documents Required from Consultant

5.1 The Consultant must complete, sign and return to the Company the following documents:

a. two (2) executed copies of this Agreement; and

b. an Accredited Investor Questionnaire in the form attached as Appendix 1 (the "Questionnaire").

5.2 The Consultant shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

6. Closing

6.1 Closing of the offering of the Shares (the "Closing") shall occur on or before March 15, 2002, or on such other date as may be determined by the Company (the "Closing Date").

7. Acknowledgements of Consultant

7.1 The Consultant acknowledges and agrees that:

a. none of the Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable state securities laws;

b. the Consultant acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

c. the Consultant has received and carefully read this Agreement;

d. the decision to execute this Agreement and purchase the Shares agreed to be acquired hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission ("SEC") in compliance, or intended compliance, with applicable securities legislation;

e. the Consultant and the Consultant's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the acquisition of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

f. the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Consultant during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Shares hereunder have been made available for inspection by the Consultant, the Consultant's attorney and/or advisor(s);

g. by execution hereof the Consultant has waived the need for the Company to communicate its acceptance of the acquisition of the Shares pursuant to this Agreement;

h. all information which the Consultant has provided to the Company in the Questionnaire is correct and complete as of the date the Questionnaire is signed, and if there should be any change in such information prior to this Agreement being executed by the Company, the Consultant will immediately provide the Company with such information;

i. the Company is entitled to rely on the representations and warranties and the statements and answers of the Consultant contained in this Agreement and the Questionnaire and the Consultant will hold harmless the Company from any loss or damage it or they may suffer as a result of the Consultant's failure to correctly complete this Agreement or the Questionnaire;

j. it will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Consultant contained herein or in any document furnished by the Consultant to the Company in connection herewith being untrue in any material respect or any breach or failure by the Consultant to comply with any covenant or agreement made by the Consultant to the Company in connection therewith;

k. it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

l. none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Consultant that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make market in the common shares of the Company on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board;

m. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

n. it is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

o. no documents in connection with the sale of the Shares hereunder have been reviewed by the SEC or any state securities administrators;

p. there is no government or other insurance covering any of the Shares;

q. the issuance and sale of the Shares to the Consultant will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company; and

r. this Agreement is not enforceable by the Consultant unless it has been accepted by the Company.

8. Representations, Warranties and Covenants of the Consultant

8.1 The Consultant hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

a. the Consultant is a U.S. Person;

b. it is acquiring the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Consultant has not subdivided his interest in the Shares with any other person;

c. the Consultant (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

d. the Consultant is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment and the Consultant has carefully read and considered the matters set forth under the heading "Risk Factors" appearing in the Company's Form 10-KSB and any other filings filed with the SEC;

e. the Consultant has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Consultant's decision to invest in the Shares and the Company;

f. it has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company and it is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

g. it (i) is able to fend for itself in connection with its subscription for the Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

h. all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company and the Consultant will notify the Company immediately of any material change in any such information occurring prior to the closing of the acquisition of the Shares;

i. the Consultant has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Consultant is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Consultant;

j. the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Consultant or of any agreement, written or oral, to which the Consultant may be a party or by which the Consultant is or may be bound;

k. the Consultant has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Consultant enforceable against the Consultant;

l. it is not an underwriter of, or dealer in, the common shares of the Company, nor is the Consultant participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

m. it understands and agrees that none of the Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

n. it understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

o. if it is acquiring the Shares as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

p. it understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgments, representations and agreements contained in this Agreement and the Questionnaire and agrees that if any of such acknowledgments, representations and agreements are no longer accurate or have been breached, it shall promptly notify the Company;

q. the Consultant is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

r. no person has made to the Consultant any written or oral representations:

i. that any person will resell or repurchase any of the Shares;

ii. that any person will refund the purchase price of any of the Shares;

iii. as to the future price or value of any of the Shares; or

iv. that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

8.2 In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

9. Representations and Warranties will be Relied Upon by the Company

9.1 The Consultant acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Consultant's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Consultant further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Consultant on the Closing Date and that they will survive the purchase by the Consultant of Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Consultant of such Shares.

10. Resale Restrictions

10.1 The Consultant acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Consultant or proposed transferee. The Consultant acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States and that the Company does not intend to register same under the 1933 Act, or the securities laws of any such state and has no obligation to do so. The Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

11. Acknowledgement and Waiver

11.1 The Consultant has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information. The Consultant hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Consultant might be entitled in connection with the distribution of any of the Shares.

12. Legending of Subject Shares

12.1 The Consultant hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that such securities represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

12.2 The Consultant hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

13. Costs

13.1 The Consultant acknowledges and agrees that all costs and expenses incurred by the Consultant (including any fees and disbursements of any special counsel retained by the Consultant) relating to the purchase of the Shares shall be borne by the Consultant.

14. Governing Law

14.1 This Agreement is governed by the laws of the State of Nevada and the federal laws of the United States applicable herein.

15. Survival

15.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Consultant pursuant hereto.

16. Assignment

16.1 This Agreement is not transferable or assignable.

17. Execution

17.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Consultant and the Company in accordance with the terms hereof.

18. Severability

18.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19. Entire Agreement

19.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

20. Notices

20.1 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada or the United States, the notice to the following address or number:

If to the Company:

Sun Power Corporation
414 Viewcrest Road
Kelowna, British Columbia
Canada V1W 4J8

Facsimile No.:  250-764-7606

If to the Consultant:

North Central Capital Corp.
4510 E. Thousand Oaks Blvd., Suite 100
Westlake Village, CA 93162
USA

Facsimile No.:  805-777-1744

(or to such other address or number as any party may specify by notice in writing to another party).

20.2 Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

20.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

21. Counterparts

21.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement as of the date first above mentioned.

SUN POWER CORPORATION

Per: /s/ Andrew Schwab
Authorized Signatory

NORTH CENTRAL CAPITAL CORP.

Per: /s/ signed
Authorized Signatory

APPENDIX 1

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

This Questionnaire is for use by the Consultant who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the "1933 Act")) and has indicated an interest in purchasing Shares of Sun Power Corporation (the "Company"). The purpose of this Questionnaire is to assure the Company that the Consultant will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, the Consultant agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Consultant covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Consultant satisfies)

[ ] Category 1 An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

[ ]Category 2 A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

[ ] Category 3 A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[ ]Category 4 A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

[ ]Category 5 A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

[ ]Category 6 A director or executive officer of the Company;

[ ]Category 7 A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

[X] Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that the Consultant claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Consultant's status as an Accredited Investor.

If the Consultant is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Consultant hereby certifies that the information contained in this Questionnaire is complete and accurate and the Consultant will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Consultant represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 25 day of June, 2002.
If a Corporation, Partnership or Other Entity:	If an Individual:
North Central Cap. Corp. Print of Type Name of Entity By: /s/ signed (Vice President) Signature of Authorized Signatory Corp. Type of Entity	Signature Print or Type Name Social Security/Tax I.D. No.